Exhibit 99.2 - Form 4 Joint Filer Information
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Name:  Harvey P. Eisen

Address:  100 South Bedford Road, Mt. Kisco NY 10549

Designated Filer:  Bedford Oak Advisors, LLC

Issuer & Ticker Symbol:  National Holdings Corporation (OTC BB: NHLD)

Date of Event Requiring Statement:  October 10, 2007